UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 12, 2007

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 12, 2007, Adolor Corporation (the Company) presented at the Cowen and Company 27th Annual Health Care Conference in Boston, Massachusetts. At the conference, the Company provided an update on the Phase III clinical development program for Entereg® (alvimopan) in chronic opioid bowel dysfunction (OBD). The Company reported that Glaxo Group Limited (Glaxo) has planned an additional Phase III study, Study SB-767905-015 (Study 015) to evaluate the efficacy and safety of alvimopan 0.5mg BID for the treatment of OBD in adults taking opioid therapy for persistent non-cancer pain. The Company further reported that Glaxo has submitted a Special Protocol Assessment (SPA) for Study 015 to seek U.S. Food and Drug Administration (FDA) review and agreement on the design and size of Study 015. The Company reported that Glaxo has targeted commencement of Study 015 in the 2nd quarter of 2007.

This report and oral statements made with respect to information contained in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that the FDA does not agree with proposed Study 015, the risk that the request for Special Protocol Assessment (SPA) results in a delay in initiating Study 015,the risk that Study 015 proceeds prior to receipt of an SPA, the risk that Adolor may not receive regulatory approval of Entereg® (alvimopan) for POI, OBD, or any other indication; the risk that Adolor may not be able to adequately address the deficiencies in the November 2006 FDA approvable letter; the risk that a risk management plan could materially adversely affect the commercial prospects for Entereg, if regulatory approval is achieved; the risk that Adolor may not obtain FDA approval for Entereg in POI, whether due to Adolor’s inability to provide additional data satisfactory to the FDA to obtain approval for the NDA, the adequacy of the safety and efficacy data from all of the Entereg studies, the risk that the FDA may not agree with Adolor’s and GSK’s analyses of the Entereg studies (including Study 014) and may evaluate the results of these studies by different methods or conclude that the results from the studies, whether or not statistically significant, do not support safety, efficacy, a favorable risk/benefit profile, or there were human errors in the conduct of the studies, or otherwise; adverse safety findings in any Entereg studies; the risk that regulatory approvals for the use of Entereg in OBD are not achieved; the risk that filing targets for regulatory submissions or user fee goal dates are not met; the risk that the results of other clinical trials of Adolor’s drug product candidates, including Entereg are not positive; the risk of changing regulatory requirements; the risk of product liability claims; reliance on third party manufacturers; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GSK, in connection with the development and commercialization of Entereg; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due

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to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By	/s/ Thomas P. Hess
Name:	Thomas P. Hess
Title:	Vice President, Finance, Chief Financial Officer

Dated: March 12, 2007

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